As filed with the Securities and Exchange Commission on February 11, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	52-2190418

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address, including zip code, of principal executive offices)

Siperian, Inc. 2003 Equity Incentive Plan
(Full title of the plan)

Sohaib Abbasi
President and Chief Executive Officer
Informatica Corporation
100 Cardinal Way
Redwood City, California 94063
(Name and address of agent for service)
(650) 385-5000
(Telephone number, including area code, of agent for service)

Copy to:
Jose F. Macias, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share	Offering Price	Fee
Common stock, $0.001 par value per share:
— To be issued under the Siperian, Inc. 2003 Equity Incentive Plan	96,616(2)	$9.32(3)	$900,461.12	$64.21

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Siperian, Inc. 2003 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares of the Registrant’s common stock issuable in connection with stock options granted under the Siperian, Inc. 2003 Equity Incentive Plan that were assumed by the Registrant on January 28, 2010 (the “Assumed Awards”) pursuant to an Agreement and Plan of Merger dated as of January 28, 2010, by and among the Registrant, Siperian, Inc., Sputnik Acquisition Corporation and certain other parties thereto.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $9.32 per share.

INFORMATICA CORPORATION
REGISTRATION STATEMENT ON FORM S-8
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Informatica Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”):
     (1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 26, 2009 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 8, 2009 pursuant to Section 13(a) of the Exchange Act.
     (3) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 6, 2009 pursuant to Section 13(a) of the Exchange Act.
     (4) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Commission on November 5, 2009 pursuant to Section 13(a) of the Exchange Act.
     (5) Items 1.01 and 2.01 of the Registrant’s Current Report on Form 8-K filed with the Commission on January 28, 2010 and the Registrant’s Current Report on Form 8-K filed on February 1, 2010.
     (6) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated April 26, 1999, as amended on November 6, 2001, filed pursuant to Section 12(g) of the Exchange Act.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     As of February 9, 2010, Mark A. Bertelsen, a member of the law firm Wilson Sonsini Goodrich & Rosati (“WSGR”) and a director of the Registrant, holds 17,200 shares of the Registrant’s common stock, options to purchase 75,000 shares of the Registrant’s common stock and 8,333 restricted stock units of the Registrant’s common stock. WSGR is providing an opinion upon the validity of the shares being registered.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Amended and Restated Bylaws also provide for mandatory indemnification of its directors, executive officers, employees and agents, to the fullest extent permissible under Delaware law.
     The Registrant’s Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.
     The Registrant has entered into indemnification agreements with its directors and officers that provide the maximum indemnity allowed to directors and officers by the General Corporation Law of the State of Delaware and the Registrant’s Amended and Restated Bylaws.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Informatica Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Commission File No. 333-72677) filed on April 8, 1999).

4.2	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 100,000,000 to 200,000,000 shares (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000, Commission File No. 0-25871).

4.3	Amended and Restated Bylaws of Informatica Corporation (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on February 28, 2008, Commission File No. 0-25871).

4.4	Certificate of Amendment of Bylaws of Informatica Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 29, 2008, Commission File No. 0-25871).

4.5	Siperian, Inc. 2003 Equity Incentive Plan, including forms of agreements thereunder

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

Exhibit
Number	Description
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (See page II-4)
Item 9. Undertakings.
     A. The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 10th day of February 2010.

INFORMATICA CORPORATION
By:	/s/ Sohaib Abbasi
Sohaib Abbasi
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sohaib Abbasi and Earl Fry and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sohaib Abbasi Sohaib Abbasi	President, Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2010

/s/ Earl E. Fry Earl E. Fry	Chief Financial Officer, Executive Vice President and Secretary (Principal Accounting and Financial Officer)	February 11, 2010

/s/ Mark A. Bertelsen Mark A. Bertelsen	Director	February 4, 2010

/s/ Mark Garrett Mark Garrett	Director	February 8, 2010

/s/ Gerald Held Gerald Held	Director	February 6, 2010

/s/ David W. Pidwell David W. Pidwell	Director	February 6, 2010

/s/ Charles J. Robel Charles J. Robel	Director	February 5, 2010

/s/ A. Brooke Seawell A. Brooke Seawell	Director	February 5, 2010

/s/ Geoffrey W. Squire Geoffrey W. Squire	Director	February 5, 2010

Godfrey R. Sullivan	Director	February___, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Informatica Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Commission File No. 333-72677) filed on April 8, 1999).

4.2	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 100,000,000 to 200,000,000 shares (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000, Commission File No. 0-25871).

4.3	Amended and Restated Bylaws of Informatica Corporation (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on February 28, 2008, Commission File No. 0-25871).

4.4	Certificate of Amendment of Bylaws of Informatica Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 29, 2008, Commission File No. 0-25871).

4.5	Siperian, Inc. 2003 Equity Incentive Plan, including forms of agreements thereunder

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (See page II-4)